Exhibit 4.2

MORTGAGE

NEW JERSEY NATURAL GAS COMPANY

To

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
As Trustee

EIGHTEENTH SUPPLEMENTAL INDENTURE

Dated as of August 1, 2026

Supplemental to Amended and Restated Indenture of Mortgage,
Deed of Trust and Security Agreement Dated as of September 1, 2014,
As Supplemented and Amended

Prepared by:	Heather Ducat	Record and Return to:	Richard Reich, Esq.
	Troutman Pepper Locke LLP		NJR Service Corporation
	600 Peachtree Street, NE, Suite 3000		1415 Wyckoff Road
	Atlanta, GA 30308		Wall, New Jersey 07719

MORTGAGE

EIGHTEENTH SUPPLEMENTAL INDENTURE, dated as of August 1, 2026, between NEW JERSEY NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the “Company”), having its principal office at 1415 Wyckoff Road, Wall, New Jersey, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. BANK NATIONAL ASSOCIATION, a national banking association (hereinafter called the “Trustee”), having a principal office at 333 Thornall Street, 4th Floor, Edison, New Jersey 08837, as Trustee under the Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement hereinafter mentioned.

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement, dated as of September 1, 2014 (the “Amended and Restated Indenture” and, as originally executed or as the same may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions thereof, the “Indenture”), to secure the payment of the principal of and the interest and premium (if any) on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued thereunder; and

WHEREAS, the Amended and Restated Indenture completely restated and amended the Indenture of Mortgage and Deed of Trust, dated April 1, 1952, as heretofore supplemented and amended (the “Original Indenture”) without any interruption of the Lien of the Original Indenture; and

WHEREAS, Bonds in the aggregate principal amount of $10,300,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series II due 2023,” herein sometimes called “2023 Series II Bonds,” were designated as Existing Bonds in Section 3.01 of the Indenture, provided that such 2023 Series II Bonds have since been retired by the Company and replaced with the 2042 Series WW Bonds (as hereinafter defined); and

WHEREAS, Bonds in the aggregate principal amount of $10,500,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series JJ due 2024,” herein sometimes called “2024 Series JJ Bonds,” were designated as Existing Bonds in Section 3.02 of the Indenture, provided that such 2024 Series JJ Bonds have since been retired by the Company and replaced with the 2038 Series XX Bonds (as hereinafter defined); and

WHEREAS, Bonds in the aggregate principal amount of $15,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series KK due 2040,” herein sometimes called “2040 Series KK Bonds,” were designated as Existing Bonds in Section 3.03 of the Indenture, provided that such 2040 Series KK Bonds have since been retired by the Company and replaced with the 2059 Series YY Bonds (as hereinafter defined); and

WHEREAS, Bonds in the aggregate principal amount of $125,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series LL due 2018,” herein sometimes called “2018 Series LL Bonds,” were designated as Existing Bonds in Section 3.04 of the Indenture, which 2018 Series LL Bonds have since been paid at maturity by the Company; and

WHEREAS, Bonds in the aggregate principal amount of $9,545,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series MM due 2027,” herein sometimes called “2027 Series MM Bonds,” were designated as Existing Bonds in Section 3.05 of the Indenture, provided that such 2027 Series MM Bonds have since been retired by the Company and replaced with the 2039 Series BBB Bonds (as hereinafter defined); and

WHEREAS, Bonds in the aggregate principal amount of $41,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series NN due 2035,” herein sometimes called “2035 Series NN Bonds,” were designated as Existing Bonds in Section 3.06 of the Indenture, provided that such 2035 Series NN Bonds have since been retired by the Company and replaced with the 2043 Series CCC Bonds (as hereinafter defined); and

WHEREAS, Bonds in the aggregate principal amount of $46,500,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series OO due 2041,” herein sometimes called “2041 Series OO Bonds,” have been designated as Existing Bonds in Section 3.07 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and

WHEREAS, Bonds in the aggregate principal amount of $50,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series PP due 2028,” herein sometimes called “2028 Series PP Bonds,” have been designated as Existing Bonds in Section 3.08 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and

WHEREAS, Bonds in the aggregate principal amount of $70,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series QQ due 2024,” herein sometimes called “2024 Series QQ Bonds,” have been designated as Existing Bonds in Section 3.09 of the Indenture, which 2024 Series QQ Bonds have since been paid at maturity by the Company; and

WHEREAS, Bonds in the aggregate principal amount of $55,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series RR due 2044,” herein sometimes called “2044 Series RR Bonds,” have been designated as Existing Bonds in Section 3.10 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and

WHEREAS, the Amended and Restated Indenture provides that, subject to certain exceptions not presently relevant, such changes in or additions to the provisions of the Indenture (terms used herein having the meanings assigned thereto in the Amended and Restated Indenture except as herein expressly modified) may be made to add to the covenants and agreements of the Company in the Indenture contained other covenants and agreements thereafter to be observed by the Company; and to provide for the creation of any series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series as in the Indenture provided or permitted; and

WHEREAS, the Indenture further provides that the Company and the Trustee may enter into indentures supplemental to the Indenture to assign, convey, mortgage, pledge, transfer and set over unto the Trustee and to subject to the lien of the Indenture additional property of the Company; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the First Supplemental Indenture, dated as of April 1, 2015, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create an eleventh and a twelfth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series SS due 2025,” herein sometimes called “2025 Series SS Bonds,” and (ii) “First Mortgage Bonds, Series TT due 2045,” herein sometimes called “2045 Series TT Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Second Supplemental Indenture, dated as of June 21, 2016, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirteenth series of Bonds under the Indenture, known as “First Mortgage Bonds, Series UU due 2046,” herein sometimes called “2046 Series UU Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Third Supplemental Indenture, dated as of May 1, 2018, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a fourteenth series of Bonds under the Indenture, known as “First Mortgage Bonds, Series VV due 2048,” herein sometimes called “2048 Series VV Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Fourth Supplemental Indenture, dated as of April 1, 2019, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a fifteenth, a sixteenth and a seventeenth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series WW due 2042,” herein sometimes called “2042 Series WW Bonds,” (ii) “First Mortgage Bonds, Series XX due 2038,” herein sometimes called “2038 Series XX Bonds,” and (iii) (ii) “First Mortgage Bonds, Series YY due 2059,” herein sometimes called “2059 Series YY Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Fifth Supplemental Indenture, dated as of July 1, 2019, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create an eighteenth and nineteenth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series ZZ due 2049,” herein sometimes called “2049 Series ZZ Bonds,” and (ii) “First Mortgage Bonds, Series AAA due 2059,” herein sometimes called “2059 Series AAA Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Sixth Supplemental Indenture, dated as of August 1, 2019, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twentieth and twenty-first series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series BBB due 2039,” herein sometimes called “2039 Series BBB Bonds” (to replace the 2027 Series MM Bonds) and (ii) “First Mortgage Bonds, Series CCC due 2043,” herein sometimes called “2043 Series CCC Bonds” (to replace the 2035 Series NN Bonds), respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Seventh Supplemental Indenture, dated as of June 1, 2020, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-second series of Bonds under the Indenture, known as “First Mortgage Bonds, Series DDD due 2050,” herein sometimes called “2050 Series DDD Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Eighth Supplemental Indenture, dated as of July 1, 2020, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-third and twenty-fourth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series EEE due 2050,” herein sometimes called “2050 Series EEE Bonds” and (ii) “First Mortgage Bonds, Series FFF due 2060,” herein sometimes called “2060 Series FFF Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Ninth Supplemental Indenture, dated as of September 1, 2020, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-fifth and twenty-sixth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series GGG due 2050,” herein sometimes called “2050 Series GGG Bonds” and (ii) “First Mortgage Bonds, Series HHH due 2060,” herein sometimes called “2060 Series HHH Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Tenth Supplemental Indenture, dated as of October 1, 2021, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-seventh and twenty-eighth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series III due 2051,” herein sometimes called “2051 Series III Bonds” and (ii) “First Mortgage Bonds, Series JJJ due 2061,” herein sometimes called “2061 Series JJJ Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Eleventh Supplemental Indenture, dated as of May 1, 2022, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-ninth and thirtieth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series LLL due 2037,” herein sometimes called “2037 Series LLL Bonds” and (ii) “First Mortgage Bonds, Series MMM due 2052,” herein sometimes called “2052 Series MMM Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Twelfth Supplemental Indenture, dated as of October 1, 2022, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-first series of Bonds under the Indenture, known as “First Mortgage Bonds, Series NNN due 2052,” herein sometimes called “2052 Series NNN Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Thirteenth Supplemental Indenture, dated as of September 1, 2023, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-second series of Bonds under the Indenture, known as “First Mortgage Bonds, Series OOO due 2033,” herein sometimes called “2033 Series OOO Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Fourteenth Supplemental Indenture, dated as of October 1, 2023, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-third series of Bonds under the Indenture, known as “First Mortgage Bonds, Series PPP due 2053,” herein sometimes called “2053 Series PPP Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Fifteenth Supplemental Indenture, dated as of June 1, 2024, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-fourth series of Bonds under the Indenture, known as “First Mortgage Bonds, Series QQQ due 2054,” herein sometimes called “2054 Series QQQ Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Sixteenth Supplemental Indenture, dated as of September 1, 2024, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-fifth series of Bonds under the Indenture, known as “First Mortgage Bonds, Series RRR due 2034,” herein sometimes called “2034 Series RRR Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Seventeenth Supplemental Indenture, dated as of August 1, 2025, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-sixth and thirty-seventh series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series SSS due 2035” herein sometimes called “2035 Series SSS Bonds” and (ii) “First Mortgage Bonds, Series TTT due 2055” herein sometimes called “2055 Series TTT Bonds,” respectively; and

WHEREAS, (i) the 2025 Series SS Bonds were issued under the Indenture in the aggregate principal amount of $50,000,000 and have since been paid at maturity by the Company, (ii) the 2045 Series TT Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $100,000,000, (iii) the 2046 Series UU Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $125,000,000, (iv) the 2048 Series VV Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $125,000,000, (v) the 2042 Series WW Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $10,300,000, (vi) the 2038 Series XX Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $10,500,000, (vii) the 2059 Series YY Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $15,000,000, (viii) the 2049 Series ZZ Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $100,000,000, (ix) the 2059 Series AAA Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $85,000,000, (x) the 2039 Series BBB Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $9,545,000, (xi) the 2043 Series CCC Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $41,000,000, (xii) the 2050 Series DDD Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xiii) the 2050 Series EEE Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xiv) the 2060 Series FFF Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $25,000,000, (xv) the 2050 Series GGG Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $25,000,000, (xvi) the 2060 Series HHH Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xvii) the 2051 Series III Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xviii) the 2061 Series JJJ Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xix) the 2037 Series LLL Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xx) the 2052 Series MMM Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xxi) the 2052 Series NNN Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $125,000,000, (xxii) the 2033 Series OOO Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xxiii) the 2053 Series PPP Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xxiv) the Series 2054 Series QQQ Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $125,000,000, (xxv) the Series 2034 Series RRR Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $75,000,000, (xxvi) the 2035 Series SSS Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $100,000,000, and (xxvii) the 2055 Series TTT Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $100,000,000; and

WHEREAS, the Company will enter into a Note Purchase Agreement dated as of August 20, 2026 (the “Note Purchase Agreement”) with the Purchasers identified in Schedule A attached thereto, pursuant to which the Company will issue its senior notes designated (i) “5.43% Senior Notes, Series 2026A, due August 20, 2036” in the aggregate principal amount of $50,000,000 (the “Series 2026A Senior Notes due 2036”) and (ii) “6.04% Senior Notes, Series 2026B, due August 20, 2056” in the aggregate principal amount of $50,000,000 (the “Series 2026B Senior Notes due 2056”); and

WHEREAS, the Company has duly determined to create a thirty-eighth and thirty-ninth series of Bonds under the Indenture, to be known as (i) “First Mortgage Bonds, Series UUU due 2036” herein sometimes called “2036 Series UUU Bonds” and (ii) “First Mortgage Bonds, Series VVV due 2056” herein sometimes called “2056 Series VVV Bonds”  to be delivered and pledged to U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as collateral agent (the “Collateral Agent”) pursuant to the Note Purchase Agreement for the benefit and security of the holders of the Series 2026A Senior Notes due 2036 and the Series 2026B Senior Notes due 2056, all as herein provided and as provided in the Note Purchase Agreement, and to add to the covenants and agreements contained in the Indenture, the covenants and agreements hereinafter set forth; and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Eighteenth Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Eighteenth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That NEW JERSEY NATURAL GAS COMPANY, by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of principal of and any premium which may be due and payable on and the interest on all Bonds at any time issued and outstanding under the Indenture according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto the Trustee, and to its successors in the trust, and to it and its assigns forever, and has granted and does hereby grant thereunto a security interest in, all of the property, real, personal and mixed, now owned by the Company and situated in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, or wherever situate (except Excepted Property and property released from the lien of the Indenture by the terms of the Indenture) and also all of the property, real, personal and mixed, hereafter acquired by the Company wherever situate (except Excepted Property and property released from the lien of the Indenture by the terms of the Indenture), including both as to property now owned and property hereafter acquired, without in any way limiting or impairing the enumeration of the same, the scope and intent of the foregoing or of any general or specific description contained in the Indenture, the following:

I.	FRANCHISES

All and singular, the franchises, grants, permits, immunities, privileges and rights of the Company owned and held by it at the date of the execution hereof or hereafter acquired for the construction, maintenance, and operation of the gas plants and systems now or hereafter subject to the lien hereof, as well as all certificates, franchises, grants, permits, immunities, privileges, and rights of the Company used or useful in the operation of the property now or hereafter mortgaged hereunder, including all and singular the franchises, grants, permits, immunities, privileges, and rights of the Company granted by the governing authorities of any municipalities or other political subdivisions and all renewals, extensions and modifications of said certificates, franchises, grants, permits, privileges, and rights or any of them.

II.	GAS DISTRIBUTION SYSTEMS AND RELATED PROPERTY

All gas generating plants, gas storage plants and gas manufacturing plants of the Company, all the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the generation, manufacturing and purifying of gas, together with the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, and sites forming a part of such plants or any of them or occupied, enjoyed or used in connection therewith.

All gas distribution or gas transmission systems of the Company, all buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, connections, service pipes, meters, conduits, tools, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the construction, maintenance, repair or operations of such distribution or transmission systems, together with all the certificates, rights, privileges, rights-of-way, franchises, licenses, easements, grants, liberties, immunities, permits of the Company, howsoever conferred or acquired, under, over, or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.  Without limiting the generality of the foregoing, there are expressly included the gas distribution or gas transmission systems located in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, and in the following municipalities in said State and Counties: Aberdeen Township (formerly Matawan Township), Allenhurst Borough, City of Asbury Park, Atlantic Highlands Borough, Avon By the Sea Borough, Barnegat Light Borough, Barnegat Township (formerly named Union Township), Bass River Township, Bay Head Borough, Beach Haven Borough, Beachwood Borough, Belmar Borough, Berkeley Township, Boonton Town, Boonton Township, Bradley Beach Borough, Brick Township, Brielle Borough, Byram Township, Chesterfield Township, Colts Neck Township, Deal Borough, Denville Township, Dover Town, Dover Township, Eagleswood Township, East Brunswick Township, Eatontown Borough, Englishtown Borough, Fair Haven Borough, Farmingdale Borough, Franklin Township in Somerset County, Freehold Borough, Freehold Township, Hanover Township, Harvey Cedars Borough, Hazlet Township, Highlands Borough, Holmdel Township, Hopatcong Borough, Howell Township, Interlaken Borough, Island Heights Borough, Jackson Township, Jefferson Township, Keansburg Borough, Keyport Borough, Lacey Township, Lakehurst Borough, Lakewood Township, Lavallette Borough, Lincoln Park Borough, Little Egg Harbor Township, Little Silver Borough, Loch Arbour Village, Long Beach Township, Long Branch City, Manalapan Township, Manasquan Borough, Manchester Township, Mantoloking Borough, Marlboro Township, Matawan Borough, Middletown Township, Milltown Borough, Mine Hill Township, Monmouth Beach Borough, Monroe Township, Montville Township, Morris Plains Borough, Mount Arlington Borough, Mount Olive Township, Mountain Lakes Borough, Neptune City Borough, Neptune Township, Netcong Borough, New Brunswick City, North Hanover Township, North Brunswick Township, Ocean Township in Monmouth County, Ocean Township in Ocean County, Ocean Gate Borough, Oceanport Borough, Old Bridge Township (formerly named Madison Township), Parsippany-Troy Hills Township, Pine Beach Borough, Plumstead Township, Point Pleasant Borough, Point Pleasant Beach Borough, Randolph Township, Red Bank Borough, Rockaway Borough, Rockaway Township, Roxbury Township, Rumson Borough, Sayreville Borough, Sea Bright Borough, Sea Girt Borough, Seaside Heights Borough, Seaside Park Borough, Ship Bottom Borough, Shrewsbury Borough, Shrewsbury Township, South Belmar Borough, South Brunswick Township, South River Borough, South Toms River Borough, Spring Lake Borough, Spring Lake Heights Borough, Stafford Township, Stanhope Borough, Surf City Borough, Tinton Falls Borough (formerly named New Shrewsbury Borough), Tuckerton Borough, Union Beach Borough, Union Township, Upper Freehold Township, Victory Gardens Borough, Wall Township, Washington Township in Burlington County, Washington Township in Morris County, West Long Branch Borough, West Milford Township and Wharton Borough.

III.	CONTRACTS

All of the Company’s right, title and interest in and under all contracts, licenses or leases for the purchase of gas, either in effect at the date of execution hereof or hereafter made and any extension or renewal thereof.

TOGETHER WITH ALL AND SINGULAR the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the Trust Estate, or any part thereof, with the reversion or reversions, remainder and remainders, rents, issues, income and profits thereof, and all the right, title, interest and claim whatsoever, at law or in equity, which the Company now has or which it may hereafter acquire in and to the Trust Estate and every part and parcel thereof,

TO HAVE AND TO HOLD the Trust Estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns forever;

SUBJECT, HOWEVER, as to property hereby conveyed, to Permitted Encumbrances;

BUT IN TRUST, NEVERTHELESS, under and subject to the terms and conditions hereafter set forth, for the equal and proportionate use, benefit, security and protection of each and every person who may be or become the holders of the Bonds hereby secured without preference, priority or distinction as to the lien or otherwise of one Bond over or from the others by reason of priority in the issue or negotiation thereof, or by reason of the date of maturity thereof, or otherwise (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture, may afford additional security for the Bonds of any particular series), and for securing the observance and performance of all the terms, provisions and conditions of the Indenture.

THIS INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted, and hereby does agree and covenant, with the Trustee and its successors and assigns and with the respective holders from time to time of the Bonds, or any thereof, as follows:

ARTICLE I

CERTAIN AMENDMENTS OF INDENTURE

§ 1.1.          The Indenture be and it hereby is amended in the following respects, the section numbers specified below being the sections of the Indenture in which such amendments occur:

§ 1.02.          The following definitions be and they hereby are added at the end of § 1.02:

“(eeeeee)   “Eighteenth Supplemental Indenture” shall mean the Eighteenth Supplemental Indenture, dated as of August 1, 2026, supplemental to the Indenture.”

“(ffffff)      “2036 Series UUU Bond” shall mean one of the First Mortgage Bonds, Series UUU due 2036, issued hereunder.”

“(gggggg)  “2056 Series VVV Bond” shall mean one of the First Mortgage Bonds, Series VVV due 2056, issued hereunder.”

§ 2.11.          The following be and it hereby is added at the end of § 2.11:

“No charge except for taxes or governmental charges shall be made against any holder of any 2036 Series UUU Bond or 2056 Series VVV Bond for the exchange, transfer or registration of transfer thereof.”

§ 8.08.         The period at the end of the first paragraph of § 8.08 be and it hereby is deleted and the following words and figures be and they hereby are added thereto:

“, and the 2036 Series UUU Bonds or 2056 Series VVV Bonds shall be redeemed at the redemption price specified in § 10.80 and § 10.82, respectively.”

ARTICLE II

2036 SERIES UUU BONDS

§ 2.1.        There shall be a thirty-eighth series of Bonds under the Indenture, known as and entitled “First Mortgage Bonds, Series UUU due 2036” or “First Mortgage Bonds, Series UUU” (herein and in the Indenture referred to as the “2036 Series UUU Bond”), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in Exhibit A to the Indenture.

The aggregate principal amount of 2036 Series UUU Bonds which may be authenticated and delivered and outstanding under the Indenture is $50,000,000.

The 2036 Series UUU Bonds shall be payable to the Collateral Agent, and shall be nontransferable except to a successor of the Collateral Agent, in accordance with the Note Purchase Agreement.

The 2036 Series UUU Bonds shall bear interest at the rate of 5.43% per annum, computed on the basis of a 360-day year of twelve 30-day months, until the principal thereof is paid or made available for payment, and shall mature on August 20, 2036, subject to prior redemption as described herein; provided that any principal, Make-Whole Amount (as defined in the Note Purchase Agreement), and any such installment of interest which is overdue shall bear interest at a rate of interest that is the greater of (i) 7.43% per annum or (ii) 2.00% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate (to the extent that payment of such interest is enforceable under applicable law).

The 2036 Series UUU Bonds shall be in the form of registered Bonds without coupons of denominations of $1,000 and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization.  Any 2036 Series UUU Bonds shall be dated (i) as of the semi-annual interest payment date (as specified in the first paragraph of the 2036 Series UUU Bonds) next preceding the date on which such 2036 Series UUU Bonds shall be authenticated, unless such 2036 Series UUU Bonds are authenticated before February 20, 2027, in which case such 2036 Series UUU Bonds shall be dated August 20, 2026 or, (ii) if such date of authentication shall be an interest payment date, such 2036 Series UUU Bonds shall be dated such interest payment date; provided, however, that, if at the time of authentication of any 2036 Series UUU Bonds interest is in default on the 2036 Series UUU Bonds, such 2036 Series UUU Bonds shall be dated as of the interest payment date to which interest has previously been paid or made available for payment on the 2036 Series UUU Bonds.  All 2036 Series UUU Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2036 Series UUU Bonds, on each date on which interest shall from time to time be payable on the Series 2026A Senior Notes due August 20, 2036; provided, that the obligation of the Company to make payments with respect to the principal of, Make-Whole Amount, if any, and interest on the 2036 Series UUU Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, Make-Whole Amount, if any, and interest on any of the Series 2026A Senior Notes due August 20, 2036 shall have been fully or partially paid from payments made by the Company under the Note Purchase Agreement.  The principal of, Make-Whole Amount, if any, and interest on the 2036 Series UUU Bonds shall be payable at the principal office of the Trustee, in Edison, New Jersey, or, at the option of the Company, at the “principal office” (as indicated pursuant to the Note Purchase Agreement) of the Collateral Agent, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

Notwithstanding any other provision of the Indenture or of the 2036 Series UUU Bonds, payments of the principal of, Make-Whole Amount, if any, and interest on any 2036 Series UUU Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2036 Series UUU Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.

The 2036 Series UUU Bonds shall be subject to redemption at the option of the Company or otherwise, and shall be subject to mandatory redemption, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article III of this Eighteenth Supplemental Indenture.

The 2036 Series UUU Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to § 11.02 of the Indenture.

Notwithstanding the provisions of § 10.02 or any other provision of the Indenture, the selection of 2036 Series UUU Bonds to be redeemed shall, in case fewer than all of the outstanding 2036 Series UUU Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of One Thousand Dollars ($1,000)) among the registered holders of the 2036 Series UUU Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2036 Series UUU Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2036 Series UUU Bonds).

The definitive 2036 Series UUU Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper.  Subject to the foregoing provisions of this Section and the provisions of § 2.11 of the Indenture, all definitive 2036 Series UUU Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same.  The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.

§ 2.2.        2036 Series UUU Bonds in the aggregate principal amount of $50,000,000 may forthwith upon the execution and delivery of this Eighteenth Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this Eighteenth Supplemental Indenture.  No additional 2036 Series UUU Bonds shall be issued under Article Four, Five or Six of the Indenture without the consent in writing of the holders of all the outstanding 2036 Series UUU Bonds.

ARTICLE III

REDEMPTION OF THE 2036 SERIES UUU BONDS

§ 3.1.           The following § 10.79 and § 10.80 be and they hereby are added to Article Ten of the Indenture:

“§ 10.79.       The 2036 Series UUU Bonds shall be subject to redemption as follows: payments of principal of, Make-Whole Amount, if any, and interest on the 2036 Series UUU Bonds shall be made to the Collateral Agent to redeem 2036 Series UUU Bonds in such amounts as shall be necessary, in accordance with the provisions of the Note Purchase Agreement, to provide funds under the Note Purchase Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the Series 2026A Senior Notes due August 20, 2036) and (b) make, when due, any prepayment required or permitted by the Series 2026A Senior Notes due August 20, 2036 in connection with any prepayment of the Series 2026A Senior Notes due August 20, 2036; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the Series 2026A Senior Notes due August 20, 2036 shall have been fully or partially made from payments made by the Company on the Notes under the Note Purchase Agreement; provided, further, however, that any principal, Make-Whole Amount, and any interest which is overdue shall bear interest at a rate of interest that is the greater of (i) 7.43% per annum or (ii) 2.00% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate (to the extent that payment of such interest is enforceable under applicable law).  Terms used and not defined in this Section and in Section 10.76 shall have the respective meanings given to them in the Eighteenth Supplemental Indenture.”

“§ 10.80.          In the case of the redemption of 2036 Series UUU Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2036 Series UUU Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 2.1 of the Eighteenth Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium or Make-Whole Amount.”

ARTICLE IV

2056 SERIES VVV BONDS

§ 4.1.         There shall be a thirty-ninth series of Bonds under the Indenture, known as and entitled “First Mortgage Bonds, Series VVV due 2056” or “First Mortgage Bonds, Series VVV” (herein and in the Indenture referred to as the “2056 Series VVV Bond”), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in Exhibit A to the Indenture.

The aggregate principal amount of 2056 Series VVV Bonds which may be authenticated and delivered and outstanding under the Indenture is $50,000,000.

The 2056 Series VVV Bonds shall be payable to the Collateral Agent, and shall be nontransferable except to a successor of the Collateral Agent, in accordance with the Note Purchase Agreement.

The 2056 Series VVV Bonds shall bear interest at the rate of 6.04% per annum, computed on the basis of a 360-day year of twelve 30-day months, until the principal thereof is paid or made available for payment, and shall mature on August 20, 2056, subject to prior redemption as described herein; provided that any principal, Make-Whole Amount (as defined in the Note Purchase Agreement), and any such installment of interest which is overdue shall bear interest at a rate of interest that is the greater of (i) 8.04% per annum or (ii) 2.00% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate (to the extent that payment of such interest is enforceable under applicable law).

The 2056 Series VVV Bonds shall be in the form of registered Bonds without coupons of denominations of $1,000 and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization.  Any 2056 Series VVV Bonds shall be dated (i) as of the semi-annual interest payment date (as specified in the first paragraph of the 2056 Series VVV Bonds) next preceding the date on which such 2056 Series VVV Bonds shall be authenticated, unless such 2056 Series VVV Bonds are authenticated before February 20, 2027, in which case such 2056 Series VVV Bonds shall be dated August 20, 2026 or, (ii) if such date of authentication shall be an interest payment date, such 2056 Series VVV Bonds shall be dated such interest payment date; provided, however, that, if at the time of authentication of any 2056 Series VVV Bonds interest is in default on the 2056 Series VVV Bonds, such 2056 Series VVV Bonds shall be dated as of the interest payment date to which interest has previously been paid or made available for payment on the 2056 Series VVV Bonds.  All 2056 Series VVV Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2056 Series VVV Bonds, on each date on which interest shall from time to time be payable on the Series 2026B Senior Notes due August 20, 2056; provided, that the obligation of the Company to make payments with respect to the principal of, Make-Whole Amount, if any, and interest on the 2056 Series VVV Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, Make-Whole Amount, if any, and interest on any of the Series 2026B Senior Notes due August 20, 2056 shall have been fully or partially paid from payments made by the Company under the Note Purchase Agreement.  The principal of, Make-Whole Amount, if any, and interest on the 2056 Series VVV Bonds shall be payable at the principal office of the Trustee, in Edison, New Jersey, or, at the option of the Company, at the “principal office” (as indicated pursuant to the Note Purchase Agreement) of the Collateral Agent, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

Notwithstanding any other provision of the Indenture or of the 2056 Series VVV Bonds, payments of the principal of, Make-Whole Amount, if any, and interest on any 2056 Series VVV Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2056 Series VVV Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.

The 2056 Series VVV Bonds shall be subject to redemption at the option of the Company or otherwise, and shall be subject to mandatory redemption, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article III of this Eighteenth Supplemental Indenture.

The 2056 Series VVV Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to § 11.02 of the Indenture.

Notwithstanding the provisions of § 10.02 or any other provision of the Indenture, the selection of 2056 Series VVV Bonds to be redeemed shall, in case fewer than all of the outstanding 2056 Series VVV Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of One Thousand Dollars ($1,000)) among the registered holders of the 2056 Series VVV Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2056 Series VVV Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2056 Series VVV Bonds).

The definitive 2056 Series VVV Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper.  Subject to the foregoing provisions of this Section and the provisions of § 2.11 of the Indenture, all definitive 2056 Series VVV Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same.  The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.

§ 4.2.        2056 Series VVV Bonds in the aggregate principal amount of $50,000,000 may forthwith upon the execution and delivery of this Eighteenth Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this Eighteenth Supplemental Indenture.  No additional 2056 Series VVV Bonds shall be issued under Article Four, Five or Six of the Indenture without the consent in writing of the holders of all the outstanding 2056 Series VVV Bonds.

ARTICLE V

REDEMPTION OF THE 2056 SERIES VVV BONDS

§ 5.1.          The following § 10.81 and § 10.82 be and they hereby are added to Article Ten of the Indenture:

“§ 10.81.       The 2056 Series VVV Bonds shall be subject to redemption as follows: payments of principal of, Make-Whole Amount, if any, and interest on the 2056 Series VVV Bonds shall be made to the Collateral Agent to redeem 2056 Series VVV Bonds in such amounts as shall be necessary, in accordance with the provisions of the Note Purchase Agreement, to provide funds under the Note Purchase Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the Series 2026B Senior Notes due August 20, 2056) and (b) make, when due, any prepayment required or permitted by the Series 2026B Senior Notes due August 20, 2056 in connection with any prepayment of the Series 2026B Senior Notes due August 20, 2056; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the Series 2026B Senior Notes due August 20, 2056 shall have been fully or partially made from payments made by the Company on the Notes under the Note Purchase Agreement; provided, further, however, that any principal, Make-Whole Amount, and any interest which is overdue shall bear interest at a rate of interest that is the greater of (i) 8.04% per annum or (ii) 2.00% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate (to the extent that payment of such interest is enforceable under applicable law).  Terms used and not defined in this Section and in Section 10.76 shall have the respective meanings given to them in the Eighteenth Supplemental Indenture.”

“§ 10.82.          In the case of the redemption of 2056 Series VVV Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2056 Series VVV Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 2.1 of the Eighteenth Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium or Make-Whole Amount.”

ARTICLE VI

MISCELLANEOUS

§ 6.1.           The Company is lawfully seized and possessed of all the real estate, franchises and other property described or referred to in the Indenture (except properties released from the lien of the Indenture pursuant to the provisions thereof) as presently mortgaged, subject to the exceptions stated therein, such real estate, franchises and other property are free and clear of any lien prior to the lien of the Indenture except as set forth in the Granting Clauses of the Indenture and the Company has good right and lawful authority to mortgage the same as provided in and by the Indenture.

§ 6.2.          The Trustee assumes no duties, responsibilities or liabilities by reason of this Eighteenth Supplemental Indenture other than as set forth in the Indenture, and this Eighteenth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length.

§ 6.3.        The terms used in this Eighteenth Supplemental Indenture shall have the meanings assigned thereto in the Indenture.  Reference by number in this Eighteenth Supplemental Indenture to Articles or Sections shall be construed as referring to Articles or Sections contained in the Indenture, unless otherwise stated.

§ 6.4.          As amended and modified by this Eighteenth Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Eighteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

§ 6.5.          Neither the approval by the Board of Public Utilities of the State of New Jersey of the execution and delivery of this Eighteenth Supplemental Indenture nor the approval by said Board of the issue of any Bonds under the Indenture shall in any way be construed as the approval by said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey; nor shall approval by said Board of the issue of any Bonds under the Indenture bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of Bonds under the Indenture or otherwise.

§ 6.6.         This Eighteenth Supplemental Indenture may be executed in any number of counterparts and all said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

NEW JERSEY NATURAL GAS COMPANY HEREBY DECLARES THAT IT HAS READ THIS EIGHTEENTH SUPPLEMENTAL INDENTURE, HAS RECEIVED A COMPLETELY FILLED-IN TRUE COPY OF IT WITHOUT CHARGE AND HAS SIGNED THIS EIGHTEENTH SUPPLEMENTAL INDENTURE ON THE DATE CONTAINED IN ITS ACKNOWLEDGEMENT HEREOF.

IN WITNESS WHEREOF, NEW JERSEY NATURAL GAS COMPANY has caused these presents to be signed in its corporate name by its President, a Vice President or its Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. Bank National Association in evidence of its acceptance of the trust hereby created, has caused these presents to be signed in its corporate name by one of its Vice Presidents.

NEW JERSEY NATURAL GAS COMPANY

By:	/s/ Daniel Sergott
Name: Daniel Sergott
Title: Treasurer

[Corporate Seal]

ATTEST:

/s/ Tejal K. Mehta
Name: Tejal K. Mehta
Title: Corporate Secretary

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory P. Guim
Name: Gregory P Guim
Title: Vice President

ATTEST:

/s/ Stacy L. Mitchell
Name: Stacy L. Mitchell
Title: Vice President

STATE OF NEW JERSEY	)
	)	SS:
COUNTY OF MONMOUTH	)

BE IT REMEMBERED that on this 4th day of August, 2026, before me, the subscriber, an Attorney-at-Law of the State of New Jersey, and I hereby certify that I am such an Attorney-at-Law as witness my hand, personally appeared Tejal K. Mehta to me known who, being by me duly sworn according to law, on her oath, does depose and make proof to my satisfaction that she is the Corporate Secretary of NEW JERSEY NATURAL GAS COMPANY, the grantor or mortgagor in the foregoing Supplemental Indenture named; that she well knows the seal of said corporation; that the seal affixed to said Supplemental Indenture is the corporate seal of said corporation, and that it was so affixed in pursuance of resolutions of the Board of Directors of said corporation; that Daniel Sergott is Treasurer of said corporation; that she saw said Daniel Sergott, as such Treasurer, affix said seal thereto, sign and deliver said Supplemental Indenture, and heard him declare that she signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolutions, and that this deponent signed his name thereto, at the same time, as attesting witness.

/s/ Tejal K. Mehta
Name:	Tejal K. Mehta
Title:	Corporate Secretary and Assistant General Counsel

Subscribed and sworn to before me,
an Attorney-at-Law of the State of
New Jersey, at Wall, New Jersey,
the day and year aforesaid.

/s/ Melissa Abraham
Name:	Melissa Abraham

Attorney-at-Law of the
State of New Jersey

ACKNOWLEDGEMENT

STATE OF PENNSYLVANIA	)
	)	ss:
COUNTY OF PHILADELPHIA	)

I HEREBY CERTIFY that on this 11th day of August, 2026, before me, a Notary Public for the state aforesaid, personally appeared Gregory P. Guim, known to me or satisfactorily proven to be the Person whose name is subscribed to the Eighteenth Supplemental Indenture dated as of August 1, 2026, who acknowledged that he is an authorized signatory for U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, a national banking association, as Trustee; that he has been duly authorized to execute, and has executed, such instrument on its behalf for the purposes therein set forth; and that the same is its act and deed.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.

/s/ Jaylin Johnson
Jaylin Johnson
Notary Public
My commission expires on	11/4/2028